                               SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  DAOU SYSTEMS, INC.

--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

          Notes:

                                  DAOU Systems, Inc.
                                 5120 Shoreham Place
                             San Diego, California  92122
                                  T: (619) 452-2221
                                 http://www.daou.com


April 15, 1998


Dear Stockholder:

     You are cordially invited to attend the Company's 1998 Annual Meeting of Stockholders to be held on Tuesday, May 19, 1998. At the meeting, the Company's management will review actions taken during fiscal year 1997 and present its plans for 1998.

     The meeting will begin promptly at 10:00 a.m., local time, at the Company's principal executive offices located at 5120 Shoreham Place, San Diego, California 92122.

     The official Notice of Meeting, Proxy Statement and Proxy Card are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

     The vote of every stockholder is important. Mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so. Please complete, sign, date and promptly return your Proxy Card in the enclosed envelope. Your cooperation will be greatly appreciated.

     Members of the Company's Board of Directors and management look forward to greeting personally those stockholders who are able to attend.

Sincerely,

Georges J. Daou
Chairman of the Board and Chief Executive Officer

                                  DAOU SYSTEMS, INC.
                                 5120 SHOREHAM PLACE
                             SAN DIEGO, CALIFORNIA 92122

                                ---------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 19, 1998

                                ---------------------


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of DAOU Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 5120 Shoreham Place, San Diego, California 92122 on Tuesday, May 19, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect five (5) directors of the Company into three classes, as follows: Class I (two directors) to be elected for a term expiring at the annual meeting of stockholders to be held in 2001; Class II (two directors) to be elected for a term expiring at the annual meeting of stockholders to be held in 2000; and Class III (one director) to be elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its respective successor is duly elected and qualified;

     2. To approve amendments to the DAOU Systems, Inc. 1996 Stock Option Plan (the "1996 Option Plan") (i) to increase the number of shares of Common Stock reserved for issuance under the 1996 Option Plan from 1,367,925 shares of Common Stock to 4,000,000 shares of Common Stock, subject to the condition that in no event shall the number of shares of Common Stock underlying options issued under the 1996 Option Plan exceed twenty-five percent (25%) of the number of the Company's outstanding shares of Common Stock at the end of the immediately preceding fiscal quarter, and (ii) to limit the number of stock options issuable to any one optionee to 150,000;

     3. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 23, 1998 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person.

                                              By Order of the Board of Directors



                                              Fred C. McGee
                                              SECRETARY

San Diego, California
April 15, 1998




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY CARD NOW. IN ADDITION, YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                                  DAOU SYSTEMS, INC.

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON MAY 19, 1998

                                  TABLE OF CONTENTS

                                                                          PAGE
GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SHARES OUTSTANDING AND VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . 3

PROPOSAL ONE--ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . 5

PROPOSAL TWO--AMENDMENTS TO THE DAOU SYSTEMS, INC.
     1996 STOCK OPTION PLAN. . . . . . . . . . . . . . . . . . . . . . . . .25

PROPOSAL THREE--RATIFICATION OF INDEPENDENT AUDITORS . . . . . . . . . . . .31

OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

                                 DAOU SYSTEMS, INC.
                                5120 SHOREHAM PLACE
                            SAN DIEGO, CALIFORNIA 92122

                               ---------------------

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON MAY 19, 1998

                               ---------------------

                                GENERAL INFORMATION

     Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of DAOU Systems, Inc., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 5120 Shoreham Place, San Diego, California 92122 on Tuesday, May 19, 1998, at 10:00 a.m., local time (the "Meeting"), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy Card (the "Proxy Card") to the stockholders of the Company is expected to commence on or about April 17, 1998.

     The shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted "FOR" the election of the directors to the Board nominated by the Board, "FOR" the approval of an amendment to the DAOU Systems, Inc. 1996 Stock Option Plan (the "1996 Option Plan") and "FOR" the ratification of the selection of independent auditors for the fiscal year ending December 31, 1998. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

     Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others ("record holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation material to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The costs of these services to the Company, exclusive of out-of-pocket costs, is not expected to exceed $10,000. Except as described above, the Company does not intend to solicit proxies other than by mail.

                         SHARES OUTSTANDING AND VOTING RIGHTS

RECORD DATE AND SHARES OUTSTANDING

     Only holders of shares of Common Stock of record as of the close of business on March 23, 1998 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, 11,831,742 shares of Common Stock (collectively, the "Shares") were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting.

QUORUM; BROKER NON-VOTES; ABSTENTIONS

     The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by proxy "FOR," "AGAINST" or "WITHHELD FROM" a proposal are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.


     Broker non-votes (i.e., Shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this Proxy Statement.

     Directors will be elected by a plurality of votes of the Shares present in person or represented by proxy at the Meeting. Any of the Shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for one director nominee results in another nominee receiving a larger portion of votes. The proposals submitted to the Company's stockholders in the Proxy Card must be approved by the vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal.

REVOCABILITY OF PROXY

     A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder or, if no instructions are indicated, will be voted "FOR" the election of the directors to the Board nominated by the Board, "FOR" the approval of an amendment to the 1996 Option Plan, "FOR" the ratification of the selection of independent auditors for the fiscal year ending December 31, 1998 and, as to any other matter that may be properly brought before the Meeting, in accordance with the judgment of the proxy holders.

                                     PROPOSAL ONE
                                ELECTION OF DIRECTORS
                              (ITEM 1 ON THE PROXY CARD)


     The Board currently consists of five (5) directors. Five (5) directors are to be elected to the Board at the Meeting, divided into three classes. The Company's Certificate of Incorporation provides that the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class to be elected for a term of three years and to hold office until its successor is elected and qualified. The Company has not yet appointed directors to the three classes and therefore all three classes of directors will be elected at the Meeting.

     Two Class I directors, two Class II directors and one Class III director are to be elected at the Meeting. The two Class I directors will serve a three-year term expiring at the annual meeting of stockholders to be held in 2001; the two Class II directors will serve a two-year term expiring at the annual meeting of stockholders to be held in 2000; and the Class III director will serve a one-year term expiring at the annual meeting of stockholders to be held in 1999. At each annual meeting of the stockholders in the years mentioned above, directors will be elected to succeed those directors in the class whose terms expire for a three-year term, so that the term of each class of directors will expire in successive years. In each case, a director serves for the designated term and until his or her respective successor is duly elected and qualified, unless he or she resigns or his or her seat on the Board becomes vacant due to his or her death, removal or other cause in accordance with the Bylaws of the Company.

     The Board has nominated Georges J. Daou and Richard B. Jaffe as the Class I directors, Daniel J. Daou and John H. Moragne as the Class II directors, and David W. Jahns as the Class III director. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, in the event that any director nominee is unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee.

INFORMATION REGARDING DIRECTOR NOMINEES

     The following table sets forth the names, ages, principal occupations for the periods indicated and other directorships of the five (5) director nominees at the Meeting, each of whom is currently a director of the Company.
Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under "Security Ownership of Certain Beneficial Owners and Management."

                              Principal Occupation for the Past Five  Director
Name                    Age        Years and Other Directorships        Since
---------------------  -----  --------------------------------------  --------
CLASS I
 Georges J. Daou         36   Mr. Georges Daou, a founder of the        1987
                              Company, has served as Chairman of the
                              Board and Chief Executive Officer
                              since the Company's inception in 1987.
                              Mr. Daou sits on the boards of various
                              healthcare and community
                              organizations, including the College
                              of Healthcare Management Executives
                              and the Healthcare Information
                              Managers Association.  He holds a B.S.
                              in Electrical Engineering and an M.S.
                              in Information and Communication
                              Theory from the University of
                              California, San Diego.

 Richard B. Jaffe        44   Mr. Jaffe has been a director of the      1997
                              Company since December 1997.  Mr.
                              Jaffe has served as the Chairman,
                              President and Chief Executive Officer
                              for Safeskin Corporation ("Safeskin")
                              since May 1996, and has served as a
                              director of Safeskin since April 1988.
                              Between March 1993 and May 1996, he
                              was the Vice Chairman of the Board of
                              Directors and Co-Chief Executive
                              Officer of Safeskin. Mr. Jaffe served
                              as the President of Safeskin
                              Corporation (Malaysia) Sdn. Bhd. and
                              Chief Operating Officer of Safeskin
                              between April 1988 and March 1993.
                              From 1985-1987 he served on the
                              executive operating committee of the
                              Coca-Cola Foods Division.  Mr. Jaffe
                              holds a B.S. in Industrial and Labor
                              Relations from Cornell University.

                              Principal Occupation for the Past Five  Director
Name                    Age        Years and Other Directorships        Since
---------------------  -----  --------------------------------------  --------
CLASS II
 Daniel J. Daou          32   Mr. Daniel Daou, a founder of the         1987
                              Company, has served as President since
                              December 1994 and as a director since
                              the Company's inception in 1987.  From
                              November 1992 to December 1994, he was
                              the President of Complex Network
                              Solutions, Inc., an engineering
                              services company.  From July 1987 to
                              November 1992, he served as Vice
                              President of the Company.  He holds a
                              B.S. in Computer Engineering from the
                              University of California, San Diego.

 John H. Moragne         40   Mr. Moragne has been a director of the    1995
                              Company since October 1995.
                              Mr. Moragne has been a managing
                              director of Trident Capital, Inc., a
                              private investment firm, since May
                              1993 and a member of Trident Capital
                              Management, LLC, an affiliated entity,
                              since October 1995.  From August 1989
                              to May 1993, Mr. Moragne was a
                              principal of Bain Capital, a private
                              investment firm, as well as a
                              principal of Information Partners, a
                              private equity firm associated with
                              Dun & Bradstreet Enterprises and Bain
                              Capital.  He currently serves on the
                              board of directors of various private
                              information technology companies.  He
                              holds a B.A. from Dartmouth College,
                              an M.S. from the Stanford Graduate
                              School of Applied Engineering and an
                              M.B.A. from the Stanford Graduate
                              School of Business.

                              Principal Occupation for the Past Five  Director
Name                    Age        Years and Other Directorships        Since
---------------------  -----  --------------------------------------  --------
CLASS III
 David W. Jahns          32   Mr. Jahns has been a director of the      1995
                              Company since October 1995.  Mr. Jahns
                              joined Galen Associates, a venture
                              capital investment firm, in
                              January 1993, and has served as Vice
                              President since January 1994.  He also
                              serves as General Partner of Galen
                              Partners III, L.P. and Galen Partners
                              International III, L.P.  Prior to his
                              service with Galen Associates, he
                              earned an M.B.A. from the J.L. Kellogg
                              Graduate School of Business.
                              Mr. Jahns currently serves on the
                              board of directors of various private
                              healthcare services and technology
                              companies.  He holds a B.A. in
                              Political Science and Economics from
                              Colgate University.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The two (2) nominees for director in each of Class I and Class II and the one (1) nominee for director in Class III receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for each of them shall be elected as directors of the respective classes of the Company. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or if no direction is made, for the election of the Board's nominees. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees will be unable or will decline to serve as a director. THE BOARD RECOMMENDS A VOTE "FOR" THE FIVE (5) NOMINEES ABOVE LISTED.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     Information concerning the Company's current directors and executive officers is set forth below.


 NAME                            AGE   POSITION
 ----                            ---   --------
 Georges J. Daou (1). . . . .    36    Chairman of the Board and Chief
                                       Executive Officer
 Daniel J. Daou (1) . . . . .    32    President and Director
 Robert J. McNeill. . . . . .    59    Executive Vice President and Chief
                                       Operating Officer
 Fred C. McGee. . . . . . . .    51    Senior Vice President, Chief Financial
                                       Officer and Secretary
 Daniel L. Porter . . . . . .    58    Senior Vice President, Human Resources
 Richard B. Jaffe (2), (3). .    44    Director
 David W. Jahns (2),(3) . . .    32    Director
 John H. Moragne (2),(3). . .    40    Director

--------------------

(1)  Georges J. Daou and Daniel J. Daou are brothers.
(2)  Member of the Audit Committee
(3)  Member of the Compensation Committee

     A description of the background of each of the Company's current directors has been provided above under "Information Regarding Director Nominees." A description of the background of each of the Company's executive officers who is not a director follows:

     MR. MCNEILL joined the Company as Executive Vice President and Chief Operating Officer in November 1996. From September 1981 through November 1996, he served in various executive capacities with Shared Medical Systems Corporation ("SMS"), a healthcare information services company. In his most recent position with SMS as Senior Vice President of Marketing, Mr. McNeill was responsible for marketing and professional services and managed several business units, including networking and imaging systems integration. He holds a B.S. in Accounting from St. Joseph's University.

     MR. MCGEE joined the Company as Senior Vice President and Chief Financial Officer in August 1996. From October 1988 through July 1996, Mr. McGee was Vice President of Finance and Chief Financial Officer of Infrasonics, Inc., a publicly-traded manufacturer of medical devices used in respiratory care. Prior thereto, Mr. McGee held various financial and management positions with Sears Roebuck & Co. and other retail, wholesale and manufacturing companies. He holds a B.S. in Finance from San Diego State University.

     MR. PORTER has served as Senior Vice President, Human Resources, of the Company since June 1994. From October 1993 to June 1994, he was the Director, Human Resources, of the

San Diego Convention Center. From October 1979 to October 1993, Mr. Porter was the Corporate Vice President, Human Resources, of Scripps Memorial Hospitals, where he was responsible for all human resources activities at five acute-care facilities, two extended-care facilities and all affiliated businesses. He holds a B.A. in Psychology from the University of Tulsa.

BOARD OF DIRECTORS

     The Company's Bylaws provide for a range of one to 11 directors, with the current authorized number set at five. The Board will be classified into three classes at the Meeting, with each class consisting of approximately the same number of directors, who will serve for a one, two or three-year period or until their successors are duly elected and qualified. At each annual meeting of stockholders thereafter, the successors to the class of directors whose term then expires will be elected to hold office for a term expiring at the annual meeting of stockholders held subsequently in three years. The Board of Directors has a compensation committee (the "Compensation Committee") and an audit committee (the "Audit Committee"), each composed of Messrs. Jaffe, Jahns and Moragne. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to the stockholders and, if appropriate, initiates inquiries into aspects of the Company's financial affairs. Officers are elected by and serve at the discretion of the Board.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1997 ("1997"), the Board held three regular meetings and four special meetings. Each director attended at least 75% of the meetings held during 1997 which occurred on or after the initiation of his term as a director.

     During 1997, the Board had an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee nor a committee that performs equivalent functions of a Nominating Committee. The Audit Committee and the Compensation Committee currently are composed of Messrs. Jaffe, Jahns and Moragne. Bernard F. McDonagh, a former director of the Company, served on both the Audit Committee and the Compensation Committee until his resignation in February 15, 1998. Mr. Jaffe has served on both committees since January 1998. During 1997, the Audit Committee held three meetings, and the Compensation Committee held three meetings. Each director who served on the Audit Committee or the Compensation Committee attended at least 75% of such respective committee's meetings held during 1997 which occurred on or after the initiation of his term as a director.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

     Section 16(a) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) stockholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, the Company's officers, directors and greater than ten percent (10%) stockholders complied with all applicable Section 16(a) filing requirements, except for one Form 3 filed late by Richard B. Jaffe, a director of the Company, and one Form 4 statement relating to one transaction which was filed late by Daniel J. Daou, the Company's President.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 1998 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each of the Chief Executive Officer and the executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") set forth below in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable community property laws, and their address is 5120 Shoreham Place, San Diego, California 92122.



                                                        SHARES BENEFICIALLY OWNED(1)
                                                      --------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   NUMBER           PERCENT
----------------------------------------------------  --------------    --------------
Georges J. Daou (2). . . . . . . . . . . . . . . . .
  Chairman of the Board and Chief Executive Officer      1,217,882           9.1%
Daniel J. Daou (3) . . . . . . . . . . . . . . . . .
  President and Director                                 1,157,692           8.6
Provident Investment Counsel, Inc. (4) . . . . . . .     1,009,146           7.5
Pilgrim Baxter & Associates, Ltd. (5). . . . . . . .       826,200           6.2
John H. Moragne (6). . . . . . . . . . . . . . . . .        14,554            *
  Director
David W. Jahns (7) . . . . . . . . . . . . . . . . .        14,470            *
  Director
Daniel L. Porter (8) . . . . . . . . . . . . . . . .        13,775            *
  Senior Vice President, Human Resources
Richard B. Jaffe (9) . . . . . . . . . . . . . . . .        10,000            *
  Director
Fred C. McGee (10) . . . . . . . . . . . . . . . . .         7,485            *
  Senior Vice President, Chief Financial Officer and
  Secretary
All directors and executive officers as a group
  (8 persons) (11). . . . . . . . . . . . . . . . .      2,435,858          18.1%


-------------------

* Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable within 60 days of March 31, 1998 are deemed outstanding for computing the percentage of the person or entity holding such options but are not deemed outstanding for computing the percentage of any other person.
(2) These shares are owned by the Georges J. Daou Trust dated May 2, 1996, of which George J. Daou is trustee.
(3)  These shares are owned by the Daniel and Robin Daou Family Trust dated
     May 29, 1996, of which Daniel J. Daou and Robin Lyn Daou are trustees.

(4) Data based on information contained in a Schedule 13G/A filed with the SEC on February 10, 1998 on behalf of Provident Investment Counsel, Inc. ("Provident). The address of Provident is 300 North Lake Avenue, Pasadena, California 91101-4022. Provident is a wholly-owned subsidiary of United Asset Management Holdings, which is a wholly-owned subsidiary of United Asset Management Corporation. Provident may be deemed to beneficially own 1,009,146 shares of Common Stock. Provident has sole voting power over 940,946 shares of Common Stock and sole dispositive power over 1,009,146 shares of Common Stock.
(5) Data based on information contained in a Schedule 13G/A filed with the SEC on February 11, 1998 on behalf of Pilgrim Baxter & Associates, Ltd ("Pilgrim). The address of Pilgrim is 825 Duportail Road, Wayne, Pennsylvania 19087. Pilgrim may be deemed to beneficially own 826,200 shares of Common Stock. Pilgrim has shared voting power over 826,200 shares of Common Stock and sole dispositive power over 826,200 shares of Common Stock.
(6) Includes 14,030 shares issuable under stock options exercisable within 60 days of March 31, 1998.
(7) Includes 14,030 shares issuable under stock options exercisable within 60 days of March 31, 1998. Does not include 107,864 shares held by Galen Partners II, L.P., 41,270 shares held by Galen Partners International II, L.P. and 648 shares held by Galen Employee Fund, L.P. Mr. Jahns disclaims beneficial ownership of the shares held by these entities, except to the extent of his ability to vote such shares and his interest in the shares of Common Stock held by Galen Employee Fund, L.P. arising from his interest in such entity.
(8) These shares are issuable under stock options exercisable within 60 days of March 31, 1998.
(9) These shares are owned by the Jaffe Family Trust, dated October 4, 1990, of which Richard B. Jaffe and Ann L. Jaffe are trustees.
(10) Includes 6,654 shares issuable under stock options exercisable within 60 days of March 31, 1998.
(11) Includes 59,489 shares issuable under stock options held by directors and executive officers exercisable within 60 days of March 31, 1998.

                               EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

  Directors of the Company have not historically and do not currently receive cash for services that they provide as directors or as committee members. As consideration for joining the Board, the Company granted to each of Messrs. Jahns and Moragne an option to purchase 21,045 shares of Common Stock, vesting over three years from the date of issuance, at an exercise price of $4.28 per share (fair market value at the date of grant), and to Mr. Jaffe an option to purchase 35,000 shares of Common Stock, also vesting over three years from date of issuance, at an exercise price of $25.00 per share (fair market value at the date of grant). The Company may elect to pay cash compensation or grant additional options to directors in the future.

EXECUTIVE COMPENSATION

  The following table shows for the two years ended December 31, 1997 the cash and other compensation awarded to, earned by or paid to the Named Executive
Officers:

                              SUMMARY COMPENSATION TABLE

                                            Annual Compensation
                                           ---------------------     ALL OTHER
Name and Principal Position                  Salary      Bonus     COMPENSATION
-----------------------------------        ----------  ---------  --------------
Georges Daou                         1997    $200,000       $--     4,908(1)
  Chairman of the Board and
  Chief Executive Officer. . . . .   1996     201,923    35,409     4,774(2)

                                     1997     200,000        --     5,994(3)
Daniel Daou
  President. . . . . . . . . . . .   1996     201,923    41,129     8,244(4)

Robert J. McNeill                    1997     175,000   120,000     8,975(5)
  Executive Vice President and
  Chief Operating Officer. . . . .   1996   16,827(6)        --   105,000(7)

Fred C. McGee                        1997     109,038    61,500     2,375(8)
  Senior Vice President,
  Chief Financial Officer and
  Secretary. . . . . . . . . . . .   1996   44,269(9)        --          --

Daniel L. Porter                     1997     125,000    10,000          --
  Senior Vice President, Human
  Resources. . . . . . . . . . . .   1996     105,000     8,000          --

-------------------

(1) Includes $4,310 of automobile expenses and $598 of health insurance benefits.
(2) Includes $3,056 of automobile expenses and $1,718 of health insurance benefits.

(3) Includes $1,782 of automobile expenses, $1,898 of health insurance benefits and $2,314 of contributions made by the Company under its 401(k) plan.
(4) Includes $2,480 of automobile expenses, $3,536 of health insurance benefits and $2,228 of contributions made by the Company under its 401(k) plan.
(5) Includes $6,600 of automobile expenses and $2,375 of contributions made by the Company under its 401(k) plan.
(6) The Company hired Mr. McNeill in November 1996 at an annual salary of $175,000.
(7)  Reflects a one-time signing bonus.  See "--Employment Agreement."
(8)  Includes $2,375 of contributions made by the Company under its 401(k) plan.
(9)  The Company hired Mr. McGee in August 1996 at an annual salary of $130,000.

1996 STOCK OPTION PLAN

     The 1996 Option Plan provides for the grant of ISOs to employees and nonstatutory stock options to employees, directors and consultants. A total of 1,367,925 shares of Common Stock have been reserved for issuance under the 1996 Option Plan, under which options to purchase 1,221,495 shares of Common Stock have been granted as of December 31, 1997. In April 1998, the Board adopted, subject to stockholder approval, an amendment to the 1996 Option Plan to increase the number of shares reserved for issuance thereunder to from 1,367,925 to 4,000,000 shares of Common Stock, subject to the further limitation that in no event shall the number of shares of Common Stock underlying options issued under the 1996 Option Plan exceed twenty-five percent (25%) of the number of the Company's outstanding shares of Common Stock at the end of the immediately preceding fiscal quarter. Options granted under the 1996 Option Plan typically vest over five years. A committee consisting solely of outside directors within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "IRC") (the "Option Committee") is currently responsible for administering the 1996 Option Plan and determining the exercise price of options granted thereunder to executive officers of the Company. The Option Committee has delegated to Daniel J. Daou, the Company's President, the administration of the 1996 Option Plan with respect to employees (except for executive officers) and consultants (except for directors). The exercise price of ISOs must be at least equal to the fair market value of the Common Stock on the date of grant. In addition, the exercise price of any stock option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in such consideration as determined by the Board. If Proposal Two of this Proxy Statement is approved, no individual may receive options to purchase more than a total of 150,000 shares of Common Stock of the 1996 Option Plan. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option is limited to five years or less. The term for all other options may not exceed ten years.

     The Board may amend or modify the 1996 Option Plan at any time without the consent of the optionees, so long as such action does not adversely affect their outstanding options. The 1996 Option Plan will terminate in 2006, unless terminated earlier by the Board. Each outstanding option provides that, in the event of a "change in control," including the dissolution or liquidation of the Company or a merger of the Company with or into another corporation, each optionee will be entitled to exercise up to 70% of the shares of Common Stock underlying his unvested options immediately prior to the consummation of such "change in control" event.

See "Proposal Two" of this Proxy Statement for more detail regarding the 1996 Option Plan.

                          OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options awarded to each of the Named Executive Officers during 1997. All such options were awarded under the 1996 Option Plan.

                                                 Individual Grants
                         -----------------------------------------------------------------     Potential Realizable Value at
                                        PERCENT OF                                              Assumed Annual Rates of Stock
                          NUMBER OF        TOTAL                     FAIR                       Price Appreciation for Option
                         SECURITIES       OPTIONS                   MARKET                                 Term(3)
                         UNDERLYING     GRANTED TO                 VALUE ON                  --------------------------------------
                           OPTIONS     EMPLOYEES IN    EXERCISE    DATE OF
                           GRANTED      FISCAL YEAR     PRICE       GRANT       EXPIRATION
NAME                         (#)          1997(1)     ($/SH)(2)     ($/SH)         DATE        0%($)         5%($)         10%($)
-----------------------  ----------    ------------   ---------    --------     ----------   ----------    ----------    ----------
Georges J. Daou (4)          100,000            4.94%     $27.50      $25.00          2002   $(250,000)    $1,322,237    $3,734,356
Daniel J. Daou (4)           100,000            4.94%      27.50       25.00          2002    (250,000)     1,383,320     3,734,356
Robert J. McNeill (4)         60,000            2.97%         25       25.00          2007            0       943,342     2,390,614
Fred C. McGee (5)             60,000            2.97%   18.67(6)    18.67(7)          2007            0       704,362     1,784,992
Daniel L. Porter (8)          30,740            1.52%   18.36(9)   18.36(10)          2007            0       354,973       899,572


---------------------
(1) Percentages include options to purchase 655,000 shares of Common Stock which were granted subject to stockholder approval (see "Proposal Two" of this Proxy Statement).
(2) The exercise price is to be paid in cash, by surrendering shares of Common Stock held by optionee for more than 12 months, or in any combination of such consideration or such other consideration and method of payment permitted under applicable law.
(3) The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 0%, 5% or 10% levels or at any other defined level. Calculations include options to purchase shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement).
(4) These options were granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement).
(5) Includes options to purchase 40,000 shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at an exercise price of $25.00 per share.
(6) Calculated as the weighted average of options to purchase 20,000 shares of Common Stock at an exercise price of $6.00 per share and options to purchase 40,000 shares of

     Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement) at an exercise price of $25.00 per share.
(7) Calculated as the weighted average of options to purchase 20,000 shares of Common Stock, at a fair market value on the date of grant of $6.00 per share, and options to purchase 40,000 shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at a fair market value on the date of grant of $25.00 per share.
(8) Includes options to purchase 20,000 shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at an exercise price of $25.00 per share.
(9) Calculated as the weighted average of options to purchase 10,740 shares of Common Stock at an exercise price of $6.00 per share and options to purchase 20,000 shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at an exercise price of $25.00 per share.
(10) Calculated as the weighted average of options to purchase 10,740 shares of Common Stock, at a fair market value on the date of grant of $6.00 per share, and options to purchase 20,000 shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at a fair market value on the date of grant of $25.00 per share.

     The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 1997 by each of the Named Executive Officers.



                                                                                      Value of Unexercised
                                                    Number of Securities                  In-the-Money
                                             Underlying Unexercised Options at             Options at
                                                    December 31, 1997(#)             December 31, 1997($)(1)
Name                                            (Exercisable/Unexercisable)        (Exercisable/Unexercisable)
----------------------------------------   -------------------------------------  -----------------------------
Georges J. Daou (2)                                      0 / 100,000                     $0 / $375,000
Daniel J. Daou (2)                                       0 / 100,000                     $0 / $375,000
Robert J. McNeill (3),(4) . . . . . . .                  0 / 172,240                    $0 / $3,402,113
Fred C. McGee (5) . . . . . . . . . . .                  27 / 110,508                  $729 / $2,117,201
Daniel L. Porter (6). . . . . . . . . .                 1,403 / 82,651                $28,846 / $1,776,257



(1) Calculated by determining the difference between the closing bid price of the Common Stock underlying the option as quoted on the Nasdaq National Market System on December 31, 1998 ($31.25) and the exercise price of the option.
(2) These options were granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at an exercise price of $27.50 per share.
(3) Includes 60,000 options were granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at an exercise price of $25.00 per share.
(4) The Company has agreed to pay to Mr. McNeill a cash bonus in the amount of the difference, if any, between (i) the net value of the options at the end of the third anniversary of their date of issuance and (ii) $1,550,000. See "--Employment Agreement."

(5) Includes options to purchase 40,000 shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at an exercise price of $25.00 per share.
(6) Includes options to purchase 20,000 shares of Common Stock granted in October 1997 subject to stockholder approval (see "Proposal Two" of this Proxy Statement), at an exercise price of $25.00 per share.

-----------------

EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement effective as of November 11, 1996 with Robert McNeill, the Company's Executive Vice President and Chief Operating Officer. The agreement provides for (i) a base salary of $175,000 per year, (ii) a one-time signing bonus not to exceed $105,000 and (iii) up to $120,000 in annual bonus compensation, subject to achievement by the Company of specified performance goals. In addition, the Company granted to Mr. McNeill non-qualified stock options to purchase 140,300 shares of Common Stock at an exercise price of $4.28 per share, and has agreed to pay to Mr. McNeill a cash bonus in the amount of the difference, if any, between (i) the net value of the options at the end of the third anniversary of their date of issuance and (ii) $1,550,000. The agreement also contains provisions designed to ensure that the after-tax effect of the options issued to Mr. McNeill will be equivalent to the result that would pertain had such options been issued as incentive stock options ("ISOs") rather than non-qualified stock options. To accomplish this, the agreement provides that (i) the Company will loan to Mr. McNeill on an interest free basis an amount of money equal to the tax liability that he incurs upon exercise of the options in excess of the amount that would have been incurred had the options been originally issued as ISOs, and (ii) such loan will become due and payable at the earlier of (a) the time of sale or disposition of the shares subject to the options, (b) the termination date of Mr. McNeill's employment with the Company or (c) January 17, 2002. The loan amount subject to repayment will be reduced by the amount, if any, by which the cumulative tax liability on exercise of the options and on disposition of the underlying shares by Mr. McNeill exceeds the tax that would have been incurred had the options originally been issued as ISOs. In the event that Mr. McNeill is terminated without cause, he will be entitled to severance payments in an aggregate amount not to exceed 18 months of compensation.

SECTION 401(k) PLAN

     In August 1994, the Company adopted a 401(k) Salary Savings Plan (the "401(k) Plan") covering the Company's full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the IRC, so that contributions to the 401(k) Plan by employees or by the Company, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1998) and to have the amount of such reduction contributed to the 401(k) Plan. The

401(k) Plan permits, but does not require, additional matching contributions to the 401(k) Plan by the Company on behalf of all participants in the 401(k) Plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the Compensation Committee of the Board consisted of Messrs. Jahns, Moragne and Bernard F. McDonagh, who resigned from the Board in February 15, 1998. The Audit Committee and the Compensation Committee currently are composed of Messrs. Jaffe, Jahns and Moragne. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has an employment agreement with Robert McNeill, its Executive Vice President and Chief Operating Officer. See "--Employment Agreement."

     The Company has from time to time granted options and other compensation to its directors and executive officers. See "--Executive Compensation" and "--Security Ownership of Certain Beneficial Owners and Management."

     All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board, including a majority of the disinterested members of the Board or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                         REPORT OF THE COMPENSATION COMMITTEE
                              ON EXECUTIVE COMPENSATION

     The Compensation Committee makes recommendations to the Board regarding compensation of the Company's officers and directors and oversees the administration of the Company's employee stock option plans and stock purchase plans, if any. All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board.

COMPENSATION POLICY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through the Company's stock option plan and otherwise. The Compensation Committee believes that cash compensation in the form of salary and bonus provides the Company's executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the stockholders with respect to the long term performance and success of the Company. The Compensation Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation packages for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Compensation Committee attempts to address the unique challenges which are present in the industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

     The Compensation Committee has relied heavily on the equity/option position of executives and key employees as an important mechanism to retain and motivate executives and key employees while at the same time aligning their interests with those of the stockholders generally. The Compensation Committee believes that option grants are instrumental in motivating employees to meet the Company's future goals.

BASE SALARY

     The base salary of the Company's executive officers is set at an amount which the Compensation Committee believes is competitive with the salaries paid to the executive officers of other companies of comparable size in similar industries. In evaluating salaries, the Compensation Committee utilizes publicly available information and surveys of the compensation practices of information technology companies. The Compensation Committee also relies on information provided by the Company's Human Resources Department and its knowledge of local pay practices. Furthermore, the Compensation Committee considers the executives' performance of their job responsibilities and the overall financial performance of the Company. The Compensation Committee recognized the revenues and earnings generated by the Company during its fiscal year ended December 31, 1996 when establishing the salaries for 1997.

BONUSES

     The executive officers participate in the Company's executive bonus plan. For 1997, the plan established by the Compensation Committee was comprised of two tiers. The first tier, which applied to the Company's Chief Executive Officer, President and Chief Operations Officer, provided a quarterly bonus of $30,000 for each quarter during which the Company achieved certain quarterly milestones. Quarterly bonuses awarded must be returned if the Company does not meet certain annual milestones. The Company's Chief Executive Officer and President, each of whom received quarterly bonuses for the first three quarters of 1997, each returned such quarterly bonuses because the Company did not meet the designated annual milestones. The Chief Operations Officer received the quarterly bonus for each quarter during 1997.

     The second tier of the executive bonus plan, which applied to the Company's Chief Financial Officer and its Senior Vice President, Human Resources, provided a quarterly bonus for each quarter during which the individual achieved certain quarterly milestones. Under this tier of the executive bonus plan, the Company's Chief Financial Officer and its Senior Vice President, Human Resources earned total bonuses of $61,500 and $10,000 during 1997, respectively.

STOCK OPTION GRANTS

     The Company provides its executive officers with long-term incentives through stock option grants of stock options. An initial grant of options is made at the time an executive is hired and the Compensation Committee considers periodically additional grants based on the performance of both the individual executives and the Company as a whole. The Compensation Committee takes into account the executive's position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates
in the public market.   The exercise price of all options is equal to the
closing market price of the Common Stock on the date of grant and the options generally vest over a five-year period.

     The 1996 Option Plan does not currently qualify for exclusion under Section 162(m) of the IRC (see "Proposal Two" of this Proxy Statement). The Compensation Committee has approved the amendment to the 1996 Option Plan which the Company believes will enable the 1996 Option Plan to satisfy the conditions of Section 162(m) of the IRC with respect to future option grants if approved by the stockholders. The Compensation Committee has decided at this time not to take any further action to limit or restructure the elements of compensation payable to any of the Named Executive Officers. The Compensation Committee will reconsider this decision in the event that the individual compensation of any of the Named Executive Officers approaches the $1 million level.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Georges J. Daou has served as the Chief Executive Officer of the Company since its inception in 1987. In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviews competitive information reflecting compensation practices for similar technology companies and examines the Chief Executive Officer's performance relative to the Company's overall financial results. The Compensation Committee also considers the Chief Executive Officer's achievements against the same pre-established objectives and determines whether the Chief Executive Officer's base salary, target bonus and target total compensation approximate the competitive range of compensation for chief executive officer positions in the information technology industry.

     In 1997, Georges J. Daou received $200,000 in salary. Mr. Daou was eligible for a $30,000 quarterly bonus, contingent on the Company's achievement of certain quarterly performance milestones, and further contingent on the Company's achieving certain annual performance milestones. Mr. Daou earned quarterly bonuses for each of the first three quarters of 1997, but returned such quarterly bonuses because the Company did not meet certain annual
performance milestones.   For the fiscal year ending December 31, 1998, Mr.
Daou's salary will be $200,000, with a quarterly bonus of $30,000, contingent upon the Company's achievement of certain quarterly performance milestones and further contingent upon the Company's achievement of certain annual performance milestones, plus an additional annual bonus of $80,000 contingent upon the Company's achievement of certain annual performance milestones. Mr. Daou also received a grant of options to purchase 100,000 shares of Common Stock pursuant to the 1996 Option Plan, subject to stockholder approval of an increase in the number of shares available for issuance pursuant to the 1996 Option Plan. See "Proposal Two."

COMPENSATION ARRANGEMENTS GENERALLY

     Overall, the Compensation Committee believes that the compensation arrangements for the Company's executives serve the long term interests of the Company and its stockholders and that, in particular, equity/option positions are an important factor in attracting and retaining key executives. The Compensation Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Compensation Committee in such review and analysis.

                              Compensation Committee:

                              David W. Jahns
                              John H. Moragne
                              Richard. B. Jaffe


April 10, 1998

     The foregoing reports of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                              PERFORMANCE GRAPH


                    COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET

                                        NASDAQ COMPUTER       NASDAQ MARKET
               DAOU SYSTEMS, INC.      & DATA PROCESSING      U.S. COMPANIES
               ------------------      -----------------      --------------
 2/13/1997           100.00                  100.00               100.00
 2/28/1997            94.44                  100.00               100.00
 3/31/1997            75.00                   92.61                93.47
 4/30/1997            87.56                  104.69                96.39
 5/30/1997           109.78                  116.21               107.32
 6/30/1997           177.78                  118.76               110.32
 7/31/1997           219.44                  131.09               122.28
 8/29/1997           263.89                  127.59               122.09
 9/30/1997           347.22                  129.87               129.31
10/31/1997           293.11                  127.18               122.59
11/28/1997           292.33                  130.40               123.20
12/31/1997           347.22                  122.57               121.28

THE PEER GROUP CHOSEN WAS:
NASDAQ COMPUTER & DATA PROCESSING INDEX

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX -- U.S. COMPANIES


     The above graph assumes that $100.00 was invested in the Common Stock and in each index on February 13, 1997, the effective date of the Company's initial public offering. Although the Company has not declared a dividend on its Common Stock, the total return for each index assumes the reinvestment of dividends. Stockholder returns over the period presented should not be considered indicative of future returns. Pursuant to regulations of the SEC, the graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act.

                                     PROPOSAL TWO
AMENDMENT TO THE      DAOU SYSTEMS, INC. 1996 STOCK OPTION PLAN
                              (ITEM 2 ON THE PROXY CARD)

     The 1996 Option Plan was approved by the stockholders in January 1996, under which 947,025 shares of the Company's common stock were initially reserved for issuance upon exercise of options granted by the Company (the "Option Shares"). In November 1996, the number of Option Shares was increased to 1,367,925. In October 1997, the Board adopted, subject to stockholder approval, an amendment to the 1996 Option Plan to increase the number of Option Shares
from 1,367,925 shares to 3,000,000 shares.   In April 1998, the Board adopted
the amendment which is the subject of this Proposal Two, and which supersedes the amendment adopted by the Board in October 1997. The proposed amendment to the 1996 Option Plan increases the number of Option Shares to 4,000,000 shares of Common Stock, subject to the condition that the number of shares of Common Stock for which options can be granted pursuant to the 1996 Option Plan is limited to twenty-five percent (25%) of the number of outstanding shares of Common Stock at the end of the immediately preceding fiscal quarter. At March 31, 1998, 13,394,130 shares of the Company's Common Stock were outstanding, thus enabling the grant of options to purchase 3,348,532 shares of Common Stock if this Proposal Two is approved. As of March 31, 1998, options to purchase a total of 2,022,925 shares of Common Stock have already been granted.

     The Board believes that approval of Proposal Two is important because it will provide the Company with the flexibility to grant stock options that the Company believes will be required to facilitate potential future growth. For example, since July 1997, the Company has acquired four companies. In each acquisition, the Company issued options in an effort to retain and motivate key personnel of each of the acquired companies. Currently, there are 1,367,925 Option Shares under the 1996 Option Plan, all of which are reserved for options granted as of March 31, 1998. In addition, the Option Committee has authorized the grant of 655,000 additional options, subject to stockholder approval of this Proposal Two. The Board believes that the authorization of 4,000,000 Option Shares will provide the Company with a reasonable reserve of Option Shares for potential growth, while the restriction to 25% of outstanding shares measured on a quarterly basis provides an appropriate limit on the number of shares of Common Stock for which options can be granted relative to the number of outstanding shares of Common Stock on the date of issuance.

     In October 1997, the Board also amended the 1996 Option Plan, subject to stockholder approval, to limit the total number of shares of Common Stock with respect to which stock options may be granted to any individual under the 1996 Option Plan to a total of 150,000 options. Section 162(m) of the IRC denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. However, certain performance-based compensation is not included in calculating the $1 million threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. The 1996 Option Plan does not currently satisfy these conditions because it does not limit the number of shares that can be granted to any one optionee. Accordingly, unless the 1996 Option Plan is amended to impose such a limit, the Company will not be able to claim a tax deduction for certain exercises of NSOs or disqualifying dispositions of ISOs by the Company's Chief Executive Officer or its four highest paid executive officers who are granted options to the extent that the income from such exercises or dispositions, combined with such executive's other taxable compensation for the year, exceeds $1 million.

     Stockholders are requested in this Proposal Two to approve the above referenced amendments to the 1996 Option Plan. An affirmative vote by the holders of a majority of the Shares present in person or represented by proxy at the Meeting is required for approval of the proposed amendments to the 1996 Option Plan.

     The essential features of the 1996 Option Plan are outlined below.

PURPOSE

     The general purpose of the 1996 Option Plan is to assist the Company in the recruitment, retention and motivation of employees, directors and consultants who are in a position to make contributions to the Company's progress. The 1996 Option Plan offers a significant incentive to the employees, directors and consultants of the Company by enabling such persons to acquire shares of Common Stock, thereby increasing their proprietary interest in the growth and success of the Company. Options to acquire all of the currently reserved number of shares under the 1996 Option Plan have already been issued.

SHARES SUBJECT TO THE 1996 OPTION PLAN

     In the event of any increase or decrease in the number of issued shares of Common Stock resulting from the payment of a stock split, a reverse stock split, a stock dividend, recapitalization, combination or reclassification of the Company's stock or any other event which results in an increase or decrease in the number of issued shares effected without receipt of consideration by the Company, the Option Committee (as defined below) will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 1996 Option Plan, as appropriate. The Option Committee's determination in connection with such adjustments will be final, binding and conclusive. Except as expressly provided in the 1996 Option Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to a stock option.

     If this proposal is approved, the aggregate number of shares of Common Stock that will be reserved for issuance under the 1996 Option Plan will be increased from 1,367,925 shares to 4,000,000 shares.

ADMINISTRATION

     The 1996 Option Plan is administered by the Option Committee. The administration of the 1996 Option Plan with respect to employees (not including executive officers) and consultants (not including directors) has been delegated by the Option Committee to Daniel J. Daou, the Company's President. Subject to the limitations set forth in the 1996 Option Plan, the Option Committee has the authority to determine to whom options will be granted (including initial grants to incoming directors), the term during which an option may be exercised and the rate at which an option may be exercised (including acceleration of vesting upon a change of control).

     The 1996 Option Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under Section 422(b) of the IRC and nonstatutory stock options ("NSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. NSOs may be granted to employees (including officers and directors who are also employees), directors and consultants of the Company. If any options granted under the 1996 Option Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for issuance under the 1996 Option Plan. Options granted pursuant to the 1996 Option Plan will vest at the times determined by the Option Committee (generally over a five-year period).

     The maximum term of each stock option granted under the 1996 Option Plan is ten years. Stock options granted under the 1996 Option Plan must be exercised by the optionee before the earlier of the expiration date specified in the optionee's stock option agreement or 30 days after termination of the optionee's employment, except that the period may be extended on certain events, including death and termination due to disability, but not beyond the maximum ten-year term.

     The exercise price of all ISOs granted under the 1996 Option Plan must be no less than 100% of the fair market value per share of Common Stock on the date of grant. In the case of NSOs, the per share exercise price may be no less than 85% of the fair market value per share of Common Stock on the date of grant. With respect to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price of any stock option granted must be no less than 110% of the fair market value per share of Common Stock on the date of grant. In addition to payment in cash, the 1996 Option Plan permits an optionee, with the approval of the Option Committee, to pay the exercise price of an option, all or in part, with shares of Common Stock which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such shares of Common Stock shall be valued at their fair market value on the date when the new shares of Common Stock are purchased under the 1996 Option Plan.

     Based upon the closing price of the Company's shares of Common Stock on the Nasdaq National Market System on March 31, 1998 ($19.5625 per share), the maximum aggregate value of the underlying securities to be issued under the 1996 Option Plan, if the 1996 Option Plan is amended as proposed, is currently approximately $65.5 million. The actual value of the securities to be issued under the 1996 Option Plan will be determined by the fair market value of the underlying securities on the date(s) such securities are issued.

NONTRANSFERABILITY

     During an optionee's lifetime, such optionee's option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an optionee's death, such optionee's option(s) shall not be transferable other than by will or by the laws of descent and distribution.

DURATION, AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the 1996 Option Plan at any time, except that any amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1996 Option Plan, however, which (i) increases the number of shares of Common Stock subject to the 1996 Option Plan, other than any increase pursuant to reorganization, (ii) materially modifies the requirements as to eligibility for participation in the 1996 Option Plan,
(iii) materially increases the benefits accruing to holders of stock options under the 1996 Option Plan, or (iv) extends the term of the Plan, shall be subject to approval of the Company's stockholders by the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a duly held stockholders' meeting. Stockholder approval is not required for any other amendment of the 1996 Option Plan. Unless sooner terminated by the Board, the 1996 Option Plan will terminate in 2006, and no further options may be granted or stock sold pursuant to the 1996 Option Plan following the termination date.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS

     Under federal income tax law, a grant of an ISO under the 1996 Option Plan is not a taxable event for the Company or the recipient. Generally, the exercise of an ISO also will not result in any federal income tax consequences to the Company or the recipient except in circumstances where the alternative minimum tax applies. In calculating alternative minimum taxable income ("AMTI"), the excess of the fair market value of the shares of Common Stock acquired upon exercise of the ISO, generally determined at the time of exercise, over the amount paid for the shares of Common Stock by the taxpayer is included. However, if such shares are disposed of in a "disqualifying disposition," as defined below, in the year of exercise, the maximum amount included as AMTI is the gain on the disposition of such shares.

     When the recipient disposes of ISO shares after the shares have been held for at least two years from the date of grant of the ISO and one year after its exercise ("ISO holding period"), the recipient will recognize capital gain or loss equal to the difference between the basis in the shares (generally the exercise price) and the amount received in such disposition. If the recipient disposes of the ISO shares prior to the expiration of the ISO holding period, a "disqualifying disposition" is deemed to have occurred and the recipient must recognize compensation (ordinary) income equal to the lesser of (1) the difference between the ISO exercise price and the stock's fair market value on the date of exercise or (2) the recipient's actual gain, if any, on the purchase and sale. The compensation income is then added to the basis of the ISO shares for purposes of calculating gain or loss on the disposition of the ISO shares. The Company is entitled to take a deduction for the compensation income recognized on the disqualifying disposition if it has properly tracked the disqualifying transaction.

NONSTATUTORY STOCK OPTIONS

     There will be no federal income tax consequences to the Company or the recipient as a result of a grant of an NSO under the 1996 Option Plan. Upon exercise of such an option, the recipient will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of stock acquired at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The optionee's holding period in the shares, for capital gain and loss purposes, begins on the date of exercise.

     In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of an NSO granted under the 1996 Option Plan for any amounts included by the recipient as ordinary income at the time the recipient is taxed on such amounts. This compensation is subject to withholding and the Company reports the income on a Form W-2 or 1099.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

     Section 162(m) of the IRC denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. However, certain performance-based compensation is not included in calculating the $1 million threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. The 1996 Option Plan does not currently qualify for exclusion under Section 162(m) of the IRC. As described above, the Board has approved an amendment to the 1996 Option Plan which the Company believes will enable the 1996 Option Plan to satisfy the conditions of Section 162(m) of the IRC with respect to future option grants if approved by the stockholders. Certain earlier option grants may not satisfy the conditions and hence the Company may not be able to claim a tax deduction for certain exercises of NSOs or disqualifying dispositions of ISOs by certain of the Company's executives to the extent that income from such exercises or dispositions, combined with such executive's other taxable compensation for the year, exceeds $1 million. The Company is unable to predict whether or not such exercises will occur.

OTHER TAX CONSEQUENCES

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1996 Option Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1996 Option Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.


EXEMPTION FROM SECTION 16 OF THE EXCHANGE ACT

     Section 16 of the Exchange Act ("Section 16") establishes insider liability for profits realized from any "short-swing" trading transaction (i.e., purchase and sale, or sale and purchase within less than six months). Grants of options are generally viewed as purchases of the underlying securities for purposes of
Section 16. Rule 16b-3 under the Exchange Act ("Rule 16b-3") provides that transactions by officers and directors pursuant to an employee stock option plan, such as option grants, are exempt from Section 16 liability provided that the plan meets certain requirements. In general, such exemption from such rules require that the transactions be: (i) approved by the Board, or a committee of the Board that is composed solely of two or more Non-Employee Directors, as such term is defined in Rule 16b-3; (ii) approved or ratified by either the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with Delaware law or the written consent of the holders of a majority of the securities of the Company entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of stockholders; or (iii) equity securities of the Company so acquired are held by the officer or director for a period of at least six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

     The 1996 Option Plan is structured to comply with the above exemption requirements of Rule 16b-3.

VOTE REQUIRED

     An affirmative vote by the holders of a majority of the Shares present in person or represented by proxy at the Meeting is required for approval of the proposed amendment to the

1996 Option Plan. THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE AMENDMENTS TO THE 1996 OPTION PLAN.

                                    PROPOSAL THREE
                         RATIFICATION OF INDEPENDENT AUDITORS
                              (ITEM 3 ON THE PROXY CARD)


     The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting. Ernst & Young LLP has audited the Company's financial statements annually since March 1995. Its representatives are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event that the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS "FOR" THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                    OTHER BUSINESS

     The Company is not aware of any other matters to be presented at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.


STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals that stockholders desire to have included in the Company's proxy materials for next year's Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices (5120 Shoreham Place, San Diego, California 92122) no later than November 21, 1998, and must satisfy the conditions established by the SEC for stockholder proposals to be included in such proxy materials.


FORM 10-KSB

     A copy of the Company's Annual Report for 1997 is being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting. At any stockholder's written request, the Company will provide without charge, a copy of the Annual Report for 1997 which incorporates the Form 10-KSB as filed with the SEC, including the financial statements and a list of exhibits. If copies of exhibits are requested, a copying charge of $.20 per page will be made. Requests should be sent to Investor Relations, DAOU Systems, Inc., 5120 Shoreham Place, San Diego, California 92122.


                                   By Order of the Board of Directors


                                   Fred C. McGee
                                   SECRETARY

                                     DAOU SYSTEMS
                                 5120 Shoreham Place
                             San Diego, California  92122

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Georges J. Daou, Daniel J. Daou and Fred C. McGee, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of DAOU Systems, Inc. to be held at the Company's principal executive offices located at 5120 Shoreham Place, San Diego, California 92122, on Tuesday, May 19, 1998, at 10:00 a.m., local time, and at any adjournments thereof, and to vote as designated.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION AND APPROVAL OF THE AMENDMENTS TO THE 1996 OPTION PLAN, "FOR" THE RATIFICATION OF INDEPENDENT AUDITORS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                        YOUR VOTE IS IMPORTANT!  PLEASE VOTE.

                             (Continued on reverse side)

BACK OF CARD
--------------------------------------------------------------------------------

1.   ELECTION OF DIRECTORS

          FOR all nominees listed below.
     ----
          FOR all nominees listed below except as marked to the contrary.
     ----
          WITHHOLD AUTHORITY to vote for all nominees listed below.
     ----

                                                       Withhold Authority
                                                       For Specific Nominee
                                                       --------------------
     NOMINEES: 1.   Georges J. Daou     (Class I)
                                                       -----
               2.   Richard B. Jaffe    (Class I)
                                                       -----
               3.   Daniel J. Daou      (Class II)
                                                       -----
               4.   John H. Moragne     (Class II)
                                                       -----
               5.   David W. Jahns      (Class III)
                                                       -----

2.   APPROVAL OF THE AMENDMENTS TO THE DAOU SYSTEMS, INC. 1996 STOCK OPTION PLAN

          Vote For            Vote Against             Abstain
                    ----                    ----                ----

3.   RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

          Vote For            Vote Against             Abstain
                    ----                    ----                ----

and to vote on such other business as may properly come before the meeting

                         Dated:                                           , 1998
                               -------------------------------------------

                         -------------------------------------------------------
                         Signature of Stockholder(s)

                         -------------------------------------------------------
                         Signature of Stockholder(s)

                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    THANK YOU FOR VOTING.